Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES FOURTH QUARTER FISCAL YEAR 2025 FINANCIAL RESULTS

Strong Fourth Quarter Fueled by Market Share Expansion and Operating Leverage

Annual GMV Surpasses $1.5 Billion Milestone with Record Number of Auction Participants

Bethesda, MD - November 20, 2025 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), the leading global provider of e-commerce marketplaces and software solutions powering the circular economy, today announced its financial results for its fiscal quarter and year ended September 30, 2025:

Fourth Quarter Results:

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Gross Merchandise Volume (GMV) of $404.5 million, up 12%, and Revenue of $118.1 million, up 10%
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GAAP Net Income of $7.8 million, up 23%, and GAAP Diluted Earnings Per Share (EPS) of $0.24, up 20%
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Non-GAAP Adjusted EBITDA of $18.5 million, up 28%, and Non-GAAP Adjusted EPS of $0.37, up 16%
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Cash balances of $185.8 million1 with zero financial debt
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Board of Directors approves $15.0 million increase to share repurchase authorization

Fiscal Year 2025 Results:

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GMV of $1.57 billion, up 15%, and Revenue of $476.7 million, up 31%
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GAAP Net Income of $28.1 million, up 41%, and GAAP Diluted Earnings Per Share (EPS) of $0.87, up 38%
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Non-GAAP Adjusted EBITDA of $60.8 million, up 25%, and Non-GAAP Adjusted EPS of $1.28, up 24%
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Record number of auction participants at 4.1 million

“Our outstanding Q4 results reflect the depth, scale and liquidity of our proprietary marketplace platform and our team’s customer focused culture. Our ability to connect buyers and sellers across hundreds of diverse categories, ranging from multi-million-dollar industrial and construction assets, vehicles and retail consumer goods, is unmatched. We continue to expand and enhance our capabilities, including our recent integration of new payment solutions to improve the buyer experience and operational efficiency of our marketplaces. In our Retail segment, margin improvement and efficient inventory turnover were driven by multi-channel buyer development efforts and a more agile operating footprint. We also expanded the scope of our marketplaces to tap new growth opportunities within the heavy equipment, vehicle, marine and service industries and launched new formats like Retail Rush, our localized consumer auction concept, during the quarter.

“Looking ahead, we are energized by the opportunities to further scale our marketplace platform, deepen client relationships, and extend our leadership in the circular economy. Surpassing $15 billion in cumulative GMV this year is a testament to the trust buyers and sellers have placed in our platform’s reach and impact. Driven by our organic growth initiatives and acquisition pipeline, we are well-positioned to build on this momentum and create lasting value for our clients, partners, and shareholders,” said Bill Angrick, Chairman & CEO.

Fourth Quarter Financial Highlights

GMV for the fiscal fourth quarter of 2025 was $404.5 million, a 12% increase from $361.0 million in the fourth fiscal quarter of 2024.

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GMV in our CAG segment increased 18%, powered by continued growth of recurring sellers in our heavy equipment category and international industrial sales events, which compared to a prior year period that included a large, non-recurring energy bankruptcy auction in the US.
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GMV in our GovDeals segment increased 12%, as growth from new seller acquisition, service expansion and seller listing activity were partially offset by lower market prices for used vehicles.
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GMV in our RSCG segment increased 8%, driven by our expanded multi-channel buyer development efforts and a more agile operating footprint, which together improved inventory turnover. We also continued to grow key consignment programs even as certain anticipated inventory purchases were reduced.
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Consignment sales represented 83% of consolidated GMV for the fourth fiscal quarter of 2025.

Revenue for the fiscal fourth quarter of 2025 was $118.1 million, a 10% increase from $106.9 million in the fourth fiscal quarter of 2024.

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Revenue in our CAG segment increased 20%, consistent with its increase in GMV.
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Revenue in our GovDeals segment increased 17%, growing faster than GMV due to increased commission rates with certain sellers, particularly with respect to high-dollar value asset sales. This increase, combined with lower transaction processing fees, resulted in a new quarterly record for segment direct profit of $22.3 million.
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Revenue in our Machinio & Software Solutions segment increased 29% from increased Machinio subscriptions and pricing for its services and the acquisition of our Auction Software business, which offers online auction solutions under a SaaS model.
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Revenue in our RSCG segment increased 6%, consistent with its increase in GMV. This increase, combined with improved recovery rates on selected purchase model programs and lower transaction processing fees, resulted in a new quarterly record for segment direct profit of $20.3 million.

Our initiatives to expand market share and service offerings led to our increased GMV and revenue, and in parallel, we realized operating leverage across our segments. As expected, our tax expense was elevated in the fiscal fourth quarter of 2025, as increased discrete deductions recognized earlier in fiscal year 2025 required a larger normalization effect in the fourth quarter to result in our annual effective tax rate and expense.

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GAAP Net Income was $7.8 million, or $0.24 per share, for the fiscal fourth quarter of 2025, an increase from $6.4 million, or $0.20 per share, for the same quarter last year. The results for the fiscal fourth quarter of 2025 included $1.0 million (pre-tax) of increased performance-based stock compensation.
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Non-GAAP Adjusted Net Income for the fiscal fourth quarter of 2025 was $11.9 million, or $0.37 per share, an increase from $10.2 million, or $0.32 per share, for the same quarter last year.
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Non-GAAP Adjusted EBITDA for the fiscal fourth quarter of 2025 was $18.5 million, a $4.0 million increase from $14.5 million in the same quarter last year, reflecting investments in our business development, service expansion, buyer development and operating leverage.

On November 17, 2025, the Board of Directors authorized the repurchase of up to $15.0 million of our outstanding shares of common stock through December 31, 2027. This authorization follows the complete utilization of our previous December 9, 2024, authorization to repurchase up to $10.0 million in shares through December 31, 2026. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and the existence of alternative investment opportunities. The repurchase program will be executed consistent with our capital allocation strategy of prioritizing investment to grow the business over the long term.

1 Includes $174.6 million of Cash and cash equivalents and $11.2 million of Short-term investments.

Fourth Quarter Segment Financial Results

We present operating results for our three reportable segments: GovDeals, RSCG, and CAG. Our separate Machinio and Software Solutions operating segments, which do not individually meet the quantitative thresholds to be reportable segments, are combined and presented together as Machinio & Software Solutions for segment reporting purposes. For further information on our reportable segments, see Note 16, Segment Information, to our annual report on Form 10-K for the period ended September 30, 2025. Segment direct profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q4-FY25 segment results are as follows (dollars in thousands):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
GovDeals:
GMV	$235,695	$210,002	$903,456	$836,288
Total revenue	$23,680	$20,173	$87,404	$76,557
Segment direct profit	$22,318	$18,745	$81,006	$71,727
Segment direct profit as a percentage of total revenue	94.2%	92.9%	92.7%	93.7%
RSCG:
GMV	$103,247	$95,538	$418,418	$320,683
Total revenue	$78,374	$73,704	$330,291	$233,003
Segment direct profit	$20,313	$18,395	$74,747	$66,873
Segment direct profit as a percentage of total revenue	25.9%	25.0%	22.6%	28.7%
CAG:
GMV	$65,509	$55,417	$249,017	$209,661
Total revenue	$10,693	$8,904	$39,296	$37,668
Segment direct profit	$8,919	$7,657	$34,828	$31,268
Segment direct profit as a percentage of total revenue	83.4%	86.0%	88.6%	83.0%
Machinio & Software Solutions:
GMV	—	—	—	—
Total revenue	$5,360	$4,163	$19,746	$16,157
Segment direct profit	$4,923	$3,955	$18,303	$15,364
Segment direct profit as a percentage of total revenue	91.8%	95.0%	92.7%	95.1%
Consolidated:
GMV	$404,451	$360,957	$1,570,891	$1,366,632
Total revenue	$118,089	$106,927	$476,669	$363,318

Fourth Quarter Operational Metrics

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Registered Buyers — At the end of Q4-FY25, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 6.0 million, representing a 10% increase over the approximately 5.5 million registered buyers at the end of Q4-FY24.
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Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 1,011,000 in Q4-FY25, remaining relatively flat from the approximately 1,016,000 auction participants in Q4-FY24.
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Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 269,000 in Q4-FY25, a 4% decrease from the approximately 279,000 completed transactions in Q4-FY24.

First Quarter Business Outlook

The mid-point of our fiscal first quarter 2026 guidance reflects double-digit growth in our profitability metrics, driven by the continuation of our recent higher-margin business mix combined with operational discipline. Despite last year’s fiscal first quarter consolidated GMV and revenue growing 26% and 72%, respectively, GovDeals, CAG and the Machinio & Software Solutions segments are expected to continue to reflect top line growth year-over-year, while comparatively lower expected inventory purchases by our RSCG segment may result in tempered year-over-year consolidated GMV and revenue. RSCG is expected to reflect higher segment direct profit margins and improved overall profitability compared to the fiscal first quarter of last year.

As has been our typical seasonal pattern, we continue to expect the fiscal second half of the year to show higher GMV and higher profitability than our fiscal first half of 2026. On a consolidated basis, consignment GMV is expected to continue to be in the low eighties as a percent of total GMV. Consolidated revenue as a percentage of GMV is expected to be slightly below thirty percent, and the total of our segment direct profits as a percentage of consolidated revenue is expected to again be in the mid-to-high forty percent range. These ratios can vary based on our overall business mix, including asset categories in any given period.

Our Q1-FY26 guidance is as follows:

$ in millions, except per share data	Q1-FY26 Guidance
GMV	$370 to $405
GAAP Net Income	$5.0 to $8.0
Non-GAAP Adjusted EBITDA	$13.5 to $16.5
GAAP Diluted EPS	$0.15 to $0.25
Non-GAAP Adjusted Diluted EPS	$0.25 to $0.35

Our Business Outlook includes forward-looking statements which reflect the following trends and assumptions for Q1-FY26 as compared to the prior year's period, as well as the other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025:

Potential Impacts to GMV, Revenue, Segment Direct Profit, and ratios calculated using these metrics

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fluctuations in the mix of purchase and consignment transactions. Generally, when the mix of purchase transactions increases, revenue as a percent of GMV increases, while segment direct profit as a percentage of revenue decreases. When the mix of consignment transactions increases, revenue as a percent of GMV decreases, while segment direct profit as a percentage of revenue increases;
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variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue;
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real estate transactions in our GovDeals segment can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events and the value of properties to be included in the auction event;
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continued variability in project size and timing within our CAG segment;
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continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for expanded direct-to-consumer sales;
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changes in economic, political, or international trading conditions could cause variability in our operating results by impacting the priorities or financial stability of our sellers, current or prospective buyers or their end-customers;

Potential Impacts to Operating Expenses

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continued R&D spending to support delivering software solutions and enhancing our omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;
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spending in business development activities to capture market opportunities, targeting efficient payback periods;
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variability in the volumes and sourcing locations of products handled by our RSCG segment, which can cause the capacity and related operating expense requirements of our warehouse locations to fluctuate;

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changes in our financial performance could cause fluctuations in the amount of stock compensation expense recognized for performance-based awards;

Potential Impacts to GAAP Net Income and EPS and Non-GAAP Adjusted Net Income and Adjusted EPS

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our FY26 annual effective tax rate (ETR) is expected to range from approximately 28% to 34%. This range excludes any potential impacts from U.S. or international legislative changes; and excludes potential impacts that have limited visibility and can be highly variable, such as the discrete effects of stock compensation due to participant exercise activity or changes in our stock price. We expect that cash paid for income taxes will increase in FY26 as our remaining US federal net operating loss carryforward position became fully utilized during FY25; and
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our diluted weighted average number of shares outstanding is expected to be approximately 32.5 to 33.0 million. As of September 30, 2025, we had $1.5 million in remaining authorization to repurchase shares of our common stock and on November 17, 2025, our Board of Directors authorized an additional $15.0 million to repurchase shares.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to Net Income plus interest and other income, net1; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows (dollars in thousands):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Net income	$7,822	$6,375	$28,093	$19,991
Interest and other income, net(1)	(1,344)	(1,244)	(4,574)	(4,048)
Provision for income taxes	4,428	2,198	11,348	7,269
Depreciation and amortization	2,667	2,823	10,409	12,120
Non-GAAP EBITDA	$13,573	$10,152	$45,276	$35,332
Stock compensation expense	4,968	3,879	14,490	11,087
Acquisition-related costs and litigation settlement expense(2)	—	173	285	1,830
Business realignment expenses(3)	(12)	251	765	251
Non-GAAP Adjusted EBITDA	$18,529	$14,455	$60,816	$48,500

1 Interest and other income, net, per the Condensed Consolidated Statements of Operations, excluding the non-service components of net periodic pension cost (benefit).

2 Acquisition-related costs are included in Other operating (income) expenses, net on the Condensed Consolidated Statements of Operations. Litigation settlement expense reflects significant legal settlements not expected to reoccur and are included in General and administrative expenses on the Consolidated Statements of Operations.

3 Business realignment expenses, included as a component of Other operating (income) expenses, net on the Condensed Consolidated Statements of Operations, includes the amounts accounted for as exit costs under ASC 420, Exit or Disposal Cost Obligations, and the related impacts of business realignment actions subject to other accounting guidance including operating lease impairment expense resulting from such actions.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, amortization of intangible assets, acquisition related costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Earnings Per Share are determined using Non-GAAP Adjusted Net Income. For Q4-FY25 and Q4-FY24, the tax rates used to estimate the impact of income taxes on the non-GAAP adjustments were 29% and 27%, respectively, based upon the GAAP effective tax rates for each period. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share is as follows (dollars in thousands, except per share data):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Net income	$7,822	$6,375	$28,093	$19,991
Stock compensation expense	4,968	3,879	14,490	11,087
Intangible asset amortization	783	954	3,236	3,967
Acquisition-related costs and litigation settlement expense(1)	—	173	285	1,830
Business realignment expenses(2)	(12)	251	765	251
Income tax impact on the adjustment items	(1,651)	(1,404)	(5,402)	(4,575)
Non-GAAP Adjusted net income	$11,910	$10,228	$41,467	$32,551
Non-GAAP Adjusted basic earnings per common share	$0.39	$0.34	$1.34	$1.07
Non-GAAP Adjusted diluted earnings per common share	$0.37	$0.32	$1.28	$1.03
Basic weighted average shares outstanding	30,922,302	30,491,799	30,932,459	30,496,306
Diluted weighted average shares outstanding	32,315,829	31,738,515	32,411,075	31,634,192

1 Acquisition-related costs are included in Other operating (income) expenses, net on the Condensed Consolidated Statements of Operations. Litigation settlement expense reflects significant legal settlements not expected to reoccur and are included in General and administrative expenses on the Condensed Consolidated Statements of Operations.

2 Business realignment expenses, included as a component of Other operating (income) expenses, net on the Condensed Consolidated Statements of Operations, includes the amounts accounted for as exit costs under ASC 420, Exit or Disposal Cost Obligations, and the related impacts of business realignment actions subject to other accounting guidance including operating lease impairment expense resulting from such actions.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until November 20, 2026. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. GMV is the total sales value of all transactions for which we earned compensation upon their completion through our marketplaces or other channels during a given period of time. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: our ability to source sufficient assets from sellers to attract and retain active professional buyers; our need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; the performance of our continuing initiatives; disruptions in our vendor contracts with Amazon.com, Inc., under which we acquire a significant portion of our purchased inventory; our ability to timely upgrade and develop our information technology systems, infrastructure and digital marketing and customer service capabilities at reasonable cost and scale while complying with applicable data privacy and security laws and maintaining site stability and performance to allow our operations to grow in both size and scope; our ability to attract, retain and develop the skilled employees that we need to support our business; competitive pressures from different industries affecting our ability to attract and retain buyers and sellers; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; system interruptions, a lack of control over third parties software, and dependence on third parties for marketing technology, that could affect our websites or our transaction systems and impair the services we provide to our sellers and buyers; our ability to maintain the privacy and security of personal and business information amidst multiplying threat landscapes and in compliance with privacy and data protection regulations globally; the operations of customers, project size and timing of auctions, operating costs, seasonality of our business and general economic conditions; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets, and cause volatility in our stock price; our ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; costs of developing and maintaining our international operations; political, business, economic and other conditions in local, regional and global sectors; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, in and adjacent to Israel, and elsewhere; and impacts from escalating interest rates and inflation on our operations; the supply of, demand for or market values of surplus assets, such as shortages in supply of used vehicles; the numerous government regulations of e-commerce and other services, competition, and restrictive governmental actions, including any failure or perceived failure by us, or third parties with which we do business, to comply with applicable data privacy and security laws, and regulations that our applicable to our auction business; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, and our subsequent quarterly reports, all of which is available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $15 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	September 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$174,607	$153,226
Short-term investments	11,212	2,310
Accounts receivable, net of allowance for doubtful accounts of $777 and $1,680	11,176	11,467
Inventory, net	14,180	17,099
Prepaid taxes and tax refund receivable	1,757	1,519
Prepaid expenses and other current assets	11,857	13,614
Total current assets	224,789	199,235
Property and equipment, net	18,259	17,961
Operating lease assets	11,499	12,005
Intangible assets, net	13,340	13,912
Goodwill	102,875	97,792
Deferred tax assets	567	1,728
Other assets	3,772	4,255
Total assets	$375,101	$346,888
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$61,454	$58,693
Accrued expenses and other current liabilities	30,575	28,261
Current portion of operating lease liabilities	5,071	5,185
Deferred revenue	5,093	4,788
Payables to sellers	59,432	58,226
Total current liabilities	161,625	155,153
Operating lease liabilities	8,723	9,060
Other long-term liabilities	1,511	115
Total liabilities	171,859	164,328
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 37,317,175 shares issued and outstanding at September 30, 2025; 36,707,840 shares issued and outstanding at September 30, 2024	37	37
Additional paid-in capital	285,721	275,771
Treasury stock, at cost; 6,640,580 shares at September 30, 2025, and 6,015,496 shares at September 30, 2024	(110,002)	(93,854)
Accumulated other comprehensive loss	(10,640)	(9,427)
Retained earnings	38,126	10,033
Total stockholders’ equity	203,242	182,560
Total liabilities and stockholders’ equity	$375,101	$346,888

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Purchase revenues	$73,379	$67,074	$310,538	$209,800
Consignment and other fee revenues	44,710	39,853	166,131	153,518
Total revenue	118,089	106,927	476,669	363,318
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	61,634	58,192	267,854	178,152
Technology and operations	16,977	16,241	68,542	61,377
Sales and marketing	16,687	13,898	60,964	54,832
General and administrative	9,178	8,116	32,774	31,962
Depreciation and amortization	2,667	2,823	10,409	12,120
Other operating (income) expenses, net	(12)	391	1,060	1,471
Total costs and expenses	107,131	99,661	441,603	339,914
Income from operations	10,958	7,266	35,066	23,404
Interest and other income, net	(1,292)	(1,306)	(4,375)	(3,854)
Income before provision for income taxes	12,250	8,572	39,441	27,260
Provision for income taxes	4,428	2,198	11,348	7,269
Net income	$7,822	$6,374	$28,093	$19,991
Basic income per common share	$0.25	$0.21	$0.91	$0.66
Diluted income per common share	$0.24	$0.20	$0.87	$0.63
Basic weighted average shares outstanding	30,922,302	30,491,799	30,932,459	30,496,306
Diluted weighted average shares outstanding	32,315,829	31,738,515	32,411,075	31,634,192

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Year Ended September 30,
	2025	2024
Operating activities
Net income	$28,093	$19,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,409	12,120
Stock compensation expense	14,490	11,087
Inventory adjustment to net realizable value	539	163
Provision for doubtful accounts	356	839
Deferred tax expense	2,396	5,323
Impairment of long-lived and other non-current assets	459	—
(Gain) loss on disposal of property and equipment	36	(14)
Changes in operating assets and liabilities:
Accounts receivable	233	(4,269)
Inventory	5,241	4,949
Prepaid taxes and tax refund receivable	(239)	264
Prepaid expenses and other assets	1,452	(3,036)
Operating lease assets and liabilities	(345)	1,447
Accounts payable	(68)	8,374
Accrued expenses and other current liabilities	2,519	4,212
Deferred revenue	(204)	87
Payables to sellers	1,337	8,684
Other liabilities	54	—
Net cash provided by operating activities	66,758	70,221
Investing activities
Purchases of property and equipment, including capitalized software	(7,800)	(8,907)
Purchase of short-term investments	(19,020)	(2,264)
Maturities of short-term investments	10,142	8,161
Cash paid for business acquisition, net of cash acquired	(6,496)	(13,157)
Other investing activities, net	190	54
Net cash used in investing activities	(22,984)	(16,113)
Financing activities
Payments of the principal portion of finance lease liabilities	(102)	(89)
Proceeds from exercise of common stock options, net of tax	212	598
Taxes paid associated with net settlement of stock compensation awards	(5,743)	(2,254)
Common stock repurchases	(16,180)	(9,426)
Net cash used in financing activities	(21,813)	(11,171)
Effect of exchange rate differences on cash and cash equivalents	(580)	8
Net increase (decrease) in cash and cash equivalents	21,381	42,945
Cash and cash equivalents at beginning of year	153,226	110,281
Cash and cash equivalents at end of year	174,607	153,226
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$9,201	$1,710
Non-cash: Common stock surrendered in the exercise of stock options	$47	$397
Non-cash: Acquisition consideration paid in common stock	$945	$—